Genuity Capital Markets Strictly Private and Confidential. For Discussion purposes only Presentation to the Designated Directors November 12th, 2009

Strictly Private and Confidential 1 Table of Contents I. Background to the Offer II. Corel Overview III. Overview of Fairness Opinion Methodology IV. Financial Analysis Appendices A. Additional Financial Details

I. Background to the Offer

Strictly Private and Confidential 3 Timeline2008 Offer ? On March 28, 2008, the Company received an unsolicited proposal from Vector to make an offer to acquire all of the Company’s outstanding Shares not owned by it at a price of $11.00 cash per share. The Board formed a Special Committee, which assisted it in evaluating and responding to Vector’s proposal. In addition, the Special Committee undertook a process to evaluate other strategic alternatives to maximize value for all shareholders. 2008 Sale Process ? On August 18, 2008, Vector informed the Company that it was withdrawing its proposal to facilitate pursuit by the Company of other alternatives for maximizing value for all shareholders. On August 20, 2008, the Company announced that it was in discussions with a third party regarding a potential sale of the Company. On October 22, 2008, the Company announced that discussions with a third party regarding a potential sale of the Company had ceased, and there were no longer any negotiations concerning an acquisition of the Company then pending. 2009 Offer ? In August 2009, Vector notified Messrs. Ciporin, Cohen and Tissenbaum that Vector had decided to once again evaluate the possibility of a transaction in which it would offer to acquire all of the outstanding Shares of the Company not owned by it and the Board confirmed that Messrs. Tissenbaum, Cohen and Ciporin would be mandated as the Designated Directors to act as the Board with respect to all matters related to a possible transaction with Vector. Thereafter, on October 23, 2009, a director affiliated with Vector informed one of the Designated Directors that Vector was considering making an offer of $3.35 in cash per share for all of the outstanding Shares of the Company not already owned by Vector. On October 28, 2009, Vector commenced its offer of $3.50 in cash per share for all of the outstanding Shares of the Company not already owned by it. On November 11, 2009, Vector informed the Designated Directors that it would increase the Offer Price to $4.00 per share

Strictly Private and Confidential 4 Offer SummaryOffering Party ? Corel Holdings, L.P. a limited partnership controlled by an affiliate of Vector Capital (“Vector”) Consideration ? Amount payable in cash Offer Price ? US$4.00 per share for all issued and outstanding common shares of Corel Corporation, net to the seller in cash without interest and less applicable withholding taxes, not controlled by Vector and its affiliates Offer Expiry ? November 25, 2009 (“Expiry Date”) Offer Type ? Tender offer Conditions ? Conditioned upon at least a majority of the aggregate number of outstanding shares, excluding the shares controlled by Vector, tendering their shares prior to the Expiry Date Financing ? All capital provided by Vector Capital Partners II International Ltd.

II. Corel Overview

Capitalization

Capitalization

(In US$ millions except per share)

		Pre-Announ.	Initial Offer	Revised Offer
Share Price		$3.13	$3.50	$4.00
FD Shares Outstanding		27.5	27.9	28.2
Equity Value		**86.2**	**97.6**	**113.0**
Long-term debt		117.8	117.8	117.8
Capital Leases		1.3	1.3	1.3
Cash and Equivalents		(18.9)	(18.9)	(18.9)
TEV		**186.3**	**197.7**	**213.1**
TEV/EBITDA				
LTM	*49.2*	3.8x	4.0x	4.3x
2009E - Internal	*40.1*	4.6x	4.9x	5.3x
2010E - GCM[1]	*43.2*	4.3x	4.6x	4.9x
2009E - Street[2]	*38.5*	4.8x	5.1x	5.5x
2010E - Street[2]	*42.5*	4.4x	4.7x	5.0x
Price/Earnings				
2009E - Street[2]	*$0.87*	3.6x	4.0x	4.6x
2010E - Street[2]	*$0.92*	3.4x	3.8x	4.3x

1 Based on Genuity forecast
2 Street research as of July 10, 2009

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6

Genuity

Consolidated Financial Summary

Quarterly Financial Summary

(US$ millions)	Q1 '07	Q2 '07	Q3 '07	Q4 '07	Q1 '08	Q2 '08	Q3 '08	Q4 '08	Q1 '09	Q2 '09	Q3 '09	Q4 '09E	FY 2007A	FY 2008A	FY 2009E
Digital Media	18.6	30.5	26.7	33.0	28.6	28.5	28.3	33.3	26.6	22.8	20.4	25.7	108.8	118.7	95.4
Graphics & Productivity	34.1	34.5	33.7	39.4	36.9	38.5	37.9	36.2	29.7	27.6	27.0	28.7	141.7	149.5	112.9
Total Revenue	**52.6**	**65.0**	**60.4**	**72.4**	**65.5**	**67.0**	**66.2**	**69.4**	**56.2**	**50.4**	**47.4**	**54.4**	**250.5**	**268.2**	**208.3**
COGS	(8.9)	(14.5)	(12.4)	(14.4)	(15.5)	(14.1)	(15.5)	(16.9)	(15.7)	(14.3)	(12.7)	(14.2)	(50.3)	(62.0)	(56.9)
Gross Margin	43.7	50.6	48.0	58.0	50.1	52.9	50.7	52.5	40.6	36.0	34.7	40.2	200.2	206.2	151.4
Direct Operating Expenses	(11.4)	(10.8)	(11.7)	(11.2)	(11.8)	(12.5)	(10.9)	(10.5)	(9.4)	(8.7)	(7.5)	(9.7)	(45.1)	(45.7)	(35.4)
Contribution Margin	**32.3**	**39.8**	**36.2**	**46.8**	**38.2**	**40.4**	**39.8**	**42.0**	**31.2**	**27.3**	**27.2**	**30.5**	**155.1**	**160.5**	**116.1**
Other Expenses	(24.0)	(24.2)	(23.3)	(27.0)	(26.4)	(25.4)	(23.1)	(22.8)	(19.3)	(18.9)	(17.4)	(20.4)	(98.6)	(97.8)	(76.0)
Adjusted EBITDA	**8.3**	**15.6**	**12.9**	**19.7**	**11.8**	**15.0**	**16.7**	**19.2**	**11.9**	**8.3**	**9.8**	**10.1**	**56.5**	**62.7**	**40.1**
FX Translation	0.5	(0.4)	0.6	0.1	1.5	(0.1)	(0.9)	(2.3)	(0.9)	1.8	(0.2)	0.0	0.8	(1.8)	0.8
Adj. EBITDA - Reported	**8.7**	**15.2**	**13.5**	**19.9**	**13.3**	**14.9**	**15.8**	**16.9**	**11.0**	**10.1**	**9.6**	**10.1**	**57.3**	**60.9**	**40.9**
LTM Total Revenue				250.5	263.4	265.4	271.3	268.2	258.9	242.2	223.4	208.3			
LTM Adjusted EBITDA				56.5	60.1	59.5	63.2	62.7	62.7	56.1	49.2	40.1			
LTM Adjusted EBITDA - Reported				57.3	61.9	61.6	63.9	60.9	58.6	53.8	47.7	40.9			
As % of Net Revenue															
COGS as % of Net Revenue	*17%*	*22%*	*21%*	*20%*	*24%*	*21%*	*23%*	*24%*	*28%*	*28%*	*27%*	*26%*	*20%*	*23%*	*27%*
Gross Margin	*83%*	*78%*	*79%*	*80%*	*76%*	*79%*	*77%*	*76%*	*72%*	*72%*	*73%*	*74%*	*80%*	*77%*	*73%*
Contribution Margin	*61%*	*61%*	*60%*	*65%*	*58%*	*60%*	*60%*	*61%*	*55%*	*54%*	*57%*	*56%*	*62%*	*60%*	*56%*
Adjusted EBITDA	*16%*	*24%*	*21%*	*27%*	*18%*	*22%*	*25%*	*28%*	*21%*	*17%*	*21%*	*19%*	*23%*	*23%*	*19%*

Note: Based on internal management reports

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7

Financial Forecast

Consolidated Financial Summary

(US$ millions)	Q1 2010E	Q2 2010E	Q3 2010E	Q4 2010E	FY 2010E	FY 2011E	FY 2012E	FY 2013E
Digital Media	25.7	22.5	20.5	24.2	92.9	95.4	95.2	93.7
Graphics & Productivity	30.8	28.6	28.0	29.7	117.1	119.8	125.4	128.7
Total Revenue	**56.5**	**51.1**	**48.4**	**54.0**	**209.9**	**215.2**	**220.6**	**222.4**
COGS	(14.8)	(13.0)	(11.4)	(13.1)	(52.3)	(52.1)	(52.0)	(51.6)
Gross Margin	41.7	38.0	37.0	40.9	157.6	163.1	168.6	170.8
Direct Operating Expenses	(9.8)	(8.9)	(8.6)	(9.7)	(36.9)	(38.6)	(39.7)	(39.9)
Contribution Margin	**31.9**	**29.2**	**28.5**	**31.2**	**120.7**	**124.6**	**128.9**	**130.9**
Other Expenses	(20.9)	(19.1)	(17.4)	(20.0)	(77.4)	(76.1)	(78.4)	(80.3)
Adjusted EBITDA	**10.9**	**10.1**	**11.1**	**11.1**	**43.2**	**48.5**	**50.6**	**50.6**
As % of Net Revenue								
COGS as % of Net Revenue	*26%*	*26%*	*24%*	*24%*	*25%*	*24%*	*24%*	*23%*
Gross Margin	*74%*	*74%*	*76%*	*76%*	*75%*	*76%*	*76%*	*77%*
Contribution Margin	*56%*	*57%*	*59%*	*58%*	*57%*	*58%*	*58%*	*59%*
Adjusted EBITDA	*19%*	*20%*	*23%*	*21%*	*21%*	*23%*	*23%*	*23%*

Note: Based on Genuity forecast

Strictly Private and Confidential 8 Genuity

Share Ownership

Shareholder Ownership

Shareholder	Number of Shares	Percent Ownership	Percent of Float
Insiders			
Vector Capital	17,682,698	68.3%	
All Other Insiders	70,027	0.3%	
Total Insiders	**17,752,725**	**68.5%**	
JANA Partners	2,090,232	8.1%	25.6%
Evergreen Investment Management	1,145,483	4.4%	14.1%
Burgundy Asset Management	832,010	3.2%	10.2%
S Squared Technology	716,000	2.8%	8.8%
Brandywine Global	301,511	1.2%	3.7%
Other Disclosed Institutional	672,351	2.6%	8.2%
Total Disclosed Institutions	**5,757,587**	**22.2%**	**70.6%**
Other Institutional and Retail	**2,395,110**	**9.2%**	**29.4%**
Total Shares Outstanding	**25,905,422**	**100.0%**	
Float	**8,152,697**	**31.5%**	**100.0%**

Vector Ownership


All Others
32%
Vector Capital
68%

Source: Thomson; Big Dough; SEDI; Company filings

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9

Genuity

Share Price Since IPO

Share Price Performance



$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Share Price (US$)
2,500
2,000
1,500
1,000
500
0
Volume (000s)
25-Apr-06
25-Oct-06
25-Apr-07
25-Oct-07
25-Apr-08
25-Oct-08
25-Apr-09
25-Oct-09
Aug 28, 2006
Corel signed definitive agreement to acquire InterVideo
Mar 28, 2008
Corel received unsolicited proposal from Vector Capital
May 5, 2008
Corel appointed Kris Hagerman as interim CEO
October 22, 2008
Corel ended discussions with third party regarding potential sale
October 28, 2009
Vector announces tender offer for outstanding Corel shares at US$3.50 per share
May 2, 2006
Corel completed its IPO and acquires WinZip from Vector Capital
April 21, 2008
Corel CEO David Dobson stepped down

Source: Bloomberg

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Genuity

Volume Weighted Average Price

Turn of Float[1] *(Pre-Announcement)*



100%
80%
60%
40%
20%
0%
Cumulative
% of Shares Traded in Price Range
VWAP = $5.31
43.2%
23.5%
2.2%
3.3%
27.8%
$1.25 to $3.25
$3.25 to $5.25
$5.25 to $7.25
$7.25 to $9.25
$9.25 to $11.25

Since IPO



100%
80%
60%
40%
20%
0%
Cumulative
% of Shares Traded in Price Range
VWAP = $10.22
23.8%
3.9%
21.3%
39.1%
12.0%
$1.25 to $4.75
$4.75 to $8.25
$8.25 to $11.75
$11.75 to $15.25
$15.25 to $18.75

Offer Premium



27.8%
28.2%
29.1%
33.8%
35.6%
57.5%
$3.13
$3.12
$3.10
$2.99
$2.95
$2.54
1 Day
5-Day VWAP
10-Day VWAP
20-Day VWAP
30-Day VWAP
90-Day VWAP

Since Announcement[2]



100%
80%
60%
40%
20%
0%
Cumulative
% of Shares Traded in Price Range
VWAP = $3.86
49.4%
48.7%
1.1%
0.3%
0.5%
$3.50 to $3.80
$3.80 to $4.10
$4.10 to $4.40
$4.40 to $4.70
$4.70 to $5.00

1 Since April 7, 2008
2 Since June 22, 2009
Source: Bloomberg

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11

Genuity

Strictly Private and Confidential 12 Stock Performance — Since Announcement Stock Price at Market Close — Since Announcement Source: Bloomberg $4.01 $3.70 $3.71 $3.70 $3.64 $3.65 $3.60 $3.65 $4.02 $4.04 $3.75 $3.79 29-Oct-09 30-Oct-09 2-Nov-09 3-Nov-09 4-Nov-09 5-Nov-09 6-Nov-09 9-Nov-09 10-Nov-09 11-Nov-09 12-Nov-09 13-Nov-09 Offer: US$4.00

Relative Share Price Performance

Indexed Performance Since IPO



Indexed Share Price (from Apr 25, 2006)
160
140
120
100
80
60
40
20
0
S&P 500 Information Technology Index
S&P/TSX Index
S&P 500
Corel
25-Apr-06
25-Jul-06
25-Oct-06
25-Jan-07
25-Apr-07
25-Jul-07
25-Oct-07
25-Jan-08
25-Apr-08
25-Jul-08
25-Oct-08
25-Jan-09
25-Apr-09
25-Jul-09
25-Oct-09

IPO to Current	
Tech Index	113
S&P/TSX	88
S&P 500	80
Corel	20

Performance Since October 20, 2008



Indexed Share Price (from Oct 20, 2008)
140
120
100
80
60
40
20
0
S&P 500 Information Technology Index
S&P/TSX Index
S&P 500
Corel
20-Oct-08
20-Nov-08
20-Dec-08
20-Jan-09
20-Feb-09
20-Mar-09
20-Apr-09
20-May-09
20-Jun-09
20-Jul-09
20-Aug-09
20-Sep-09
20-Oct-09

20 Oct '08 to Current	
Tech Index	126
S&P 500	106
S&P/TSX	105
Corel	41

Source: Bloomberg
Note: Performance up to announcement

Strictly Private and Confidential
13
Genuity

III. Overview of Fairness Opinion Methodology

Strictly Private and Confidential 15 Fairness Opinion Methodology
? Reviewed publicly available financial statements and documents ? Reviewed certain internal financial information ? Reviewed fiscal 2009 budget prepared by management ? Discussed the past, current and projected operations and financial condition with management ? Reviewed reported prices and trading activity ? Compared the financial performance to selected publicly-traded reference companies ? Reviewed the publicly available financial terms of certain reference transactions
? Performed other valuation and comparative analyses, including:? Discounted cash flow analysis; and
? Analysis of premiums paid in other public merger transactions
? Reviewed the offer and related documents ? Performed various other analyses and considered such other factors as deemed appropriate

IV. Financial Analysis

Strictly Private and Confidential 17 $3.91 $3.74 $3.45 $3.59 $3.61 $1.37 $4.38 $4.19 $4.73 $5.25 $6.48 $5.07 $3.78 $4.23 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Bid Premium (1 Day) Bid Premium (20-Day VWAP) DCF - WinZip 15-Yr Forecast DCF - WinZip Going-Concern Precedent Transactions Public Comps 52 Week Low/High Summary of Values Summary of Value Range Comments ?? April 8, 2009 (Low) / October 30, 2008 (High) ?? Metrics based on 2009E and 2010E adjusted EBITDA ?? Adjusted to exclude control premium ?? 16.2% — 20.2% WACC and (1.0)% — 1.0% terminal growth rate ?? 25% to 40% premium to 20-day VWAP (US$2.99) Bid: $4.00 (US$ share price) ?? 25% to 40% premium to preannouncement price (US$3.13) ?? 16.2% — 18.2% WACC and (1.0)% — 1.0% terminal growth rate (Residual Corel)

Public Comparables

Public Comparables

All Figures in USD millions unless indicated

Company Name	Market Cap 11-Nov-09	TEV	TEV/EBITDA LTM[1]	TEV/EBITDA 2009E[2]	TEV/EBITDA 2010E[2]	Price / Earnings 2009E[2]	Price / Earnings 2010E[2]	TEV/Revenue LTM[1]	TEV/Revenue 2009E[2]	TEV/Revenue 2010E[2]
Avid Technology	461	366	neg	6.5x	4.4x	neg	nmf	0.6x	0.6x	0.6x
Cyberlink Corp.	491	357	9.7x	8.5x	7.6x	17.0x	13.3x	2.5x	2.7x	2.4x
Sonic Solutions	244	246	nmf	neg	nmf	neg	nmf	2.2x	2.3x	2.3x
RealNetworks	499	140	neg	3.4x	3.8x	neg	neg	0.2x	0.2x	0.2x
Divx Inc.	173	38	3.4x	5.9x	3.5x	nmf	44.4x	0.5x	0.6x	0.5x
Magix	67	34	4.5x	na	na	na	na	0.7x	na	na
Adjusted Mean			**5.8x**	**6.1x**	**4.8x**	**17.0x**	**28.9x**	**1.1x**	**1.3x**	**1.2x**
Adjusted Mean + 0.5 St Dev			**7.5x**	**7.1x**	**5.8x**	**na**	**39.9x**	**1.6x**	**1.8x**	**1.7x**
Adjusted Mean - 0.5 St Dev			**4.2x**	**5.1x**	**3.9x**	**na**	**17.9x**	**0.6x**	**0.7x**	**0.7x**
Median			**4.5x**	**6.2x**	**4.1x**	**17.0x**	**28.9x**	**0.6x**	**0.6x**	**0.6x**
Corel Corp. (Street Estimates)	**104**	**213**	**4.3x**	**5.5x**	**5.0x**	**4.6x**	**4.3x**	**1.0x**	**1.0x**	**1.0x**

All Figures in USD millions unless indicated

Company Name	Market Cap 11-Nov-09	TEV	TEV/EBITDA LTM[1]	TEV/EBITDA 2009E[2]	TEV/EBITDA 2010E[2]	Price / Earnings 2009E[2]	Price / Earnings 2010E[2]	TEV/Revenue LTM[1]	TEV/Revenue 2009E[2]	TEV/Revenue 2010E[2]
Microsoft Corp.	258,560	231,462	10.1x	9.5x	9.1x	16.6x	15.2x	4.0x	3.8x	3.6x
Adobe Systems[3]	18,813	17,106	15.3x	14.2x	12.5x	23.6x	20.5x	5.9x	5.8x	5.1x
Symantec Corp.	14,258	13,933	7.6x	6.4x	6.0x	11.9x	11.5x	2.4x	2.3x	2.3x
Intuit Inc.	9,674	9,794	9.7x	9.0x	7.9x	16.0x	17.4x	3.0x	3.0x	2.8x
McAfee Inc.	6,812	6,371	16.5x	10.2x	9.4x	17.9x	16.1x	3.5x	3.3x	3.0x
Autodesk Inc.	6,361	5,603	16.5x	16.5x	13.6x	31.1x	24.1x	2.9x	3.3x	3.1x
Nuance Communications	3,801	4,515	23.7x	12.5x	11.9x	13.4x	12.4x	4.8x	4.4x	4.0x
Adjusted Mean			**12.6x**	**10.3x**	**10.0x**	**16.6x**	**15.5x**	**3.4x**	**3.3x**	**3.1x**
Median			**15.3x**	**10.2x**	**9.4x**	**16.6x**	**16.1x**	**3.5x**	**3.3x**	**3.1x**
Corel Corp. (Street Estimates)	**104**	**213**	**4.3x**	**5.5x**	**5.0x**	**4.6x**	**4.3x**	**1.0x**	**1.0x**	**1.0x**

1 Adjusted for Extraordinary Items
2 Calendar Year Estimates from I/B/E/S
3 Excludes impact from Omniture acquisition
TEV = Total Enterprise Value (Market Capitalization, Option Dilution, Preferred Shares, Minority Interest, Net Debt)
LTM = Last Twelve Months
Note: Figures in Bold are excluded from the Adjusted Mean

Strictly Private and Confidential

18

Genuity

Strictly Private and Confidential 19 Comparable Companies Analysis
Comparable Companies Analysis
1 EBITDA and cash adjusted for the effect of planned restructuring(US$ millions, unless otherwise stated)Metric RangeTEVInputLowHighLowHigh2009E Adjusted EBITDA143.65.1x7.1x2223092010E Adjusted EBITDA146.93.9x5.8x183272Average TEV202291Add: Cash11818Less: Total Debt and Capital Leases(119)(119)Equity Value101189FD Shares Outstanding28.029.2Implied Value Per Share$3.61$6.48

Precedent Transactions

Precedent Transactions – WinZip

All Figures in USD millions unless indicated

Target Company	Acquiror	Date Announced	TEV	TEV/LTM Revenue	TEV/LTM EBITDA
PKWARE Inc.[1]	Novacap et al	23-Sep-09	40	1.0x	5.0x
On2 Technologies	Google Inc.	4-Aug-09	105	6.0x	na
Acresso Software [2]	Thoma Cressey Bravo	13-Feb-08	200	1.8x	4.1x
WinZip	Corel Corporation	28-Feb-06	88	3.9x	6.5x
WinZip	Vector Capital	18-Jul-05	34	1.3x	2.1x
Allume Systems Inc.	Smith Micro Software	5-Jul-05	13	1.3x	na
Aladdin Systems[3]	IMSI	21-Jan-04	10	1.2x	10.0x
Adjusted Mean				**1.8x**	**4.4x**
Adjusted Mean + 0.5 St Dev				**2.3x**	**5.3x**
Adjusted Mean - 0.5 St Dev				**1.2x**	**3.5x**

Precedent Transactions – Residual Corel

All Figures in USD millions unless indicated

Target Company	Acquiror	Date Announced	TEV	TEV/LTM Revenue	TEV/LTM EBITDA
Softimage Co.	Autodesk Inc.	23-Oct-08	35	1.9x	na
Aladdin Knowledge Systems	Vector Capital	16-Aug-08	170	1.1x	9.0x
CoCreate Software GmbH & Co. KG	Parametric Technology Corp.	31-Oct-07	245	3.1x	7.3x
Artwork Systems Group NV	Esko NV	2-Aug-07	199	4.4x	12.4x
Nova Development Corp.	Avanquest Software	17-Jan-07	48	1.5x	na
InterVideo	Corel	28-Aug-06	112	0.9x	9.7x
Ulead	InterVideo	5-Jul-06	22	0.7x	na
Macromedia Inc.	Adobe Systems Inc.	18-Apr-05	2,845	6.5x	28.4x
Pinnacle Systems	Avid Technology	21-Mar-05	360	2.1x	neg
Roxio	Sonic Solutions	9-Aug-04	85	1.0x	3.2x
Adjusted Mean				**1.9x**	**8.3x**
Adjusted Mean + 0.5 St Dev				**2.5x**	**10.0x**
Adjusted Mean - 0.5 St Dev				**1.3x**	**6.6x**

1 Genuity estimate
2 EBIT reported for segment; D&A estimated from residual business
3 Includes earnout of $2 million

Strictly Private and Confidential

20

Genuity

Strictly Private and Confidential 21 Precedent Transactions
Precedent Transactions Value Range(US$ millions, unless otherwise stated)Metric RangeTEVPer ShareMetricInputLowHighLowHighLowHighWinZipTEV/LTM EBITDA28.23.5x5.3x98.6149.4Remaining BusinessTEV/LTM EBITDA21.06.6x10.0x138.6210.0Total237.2359.4$4.78$8.75Control Premium Discount(25%)(40%)Total199.0244.8$3.59$5.25

Strictly Private and Confidential 22 DCF — WinZip 15-Yr Forecast Case
DCF Sensitivity DCF Per Share Free Cash Flow Forecast Observations
? WinZip forecast period:? Assume WinZip business declines over 15 years starting in 2013
? WACC: 17.2% (WinZip and Residual Corel) ? Terminal growth rate: 0.0% (Residual Corel) ? Implied TEV/EBITDA multiple in terminal year: 4.4x
? WinZip 15-Yr Forecast case results in a DCF value of $3.45 to $4.23 per share? WACC range: 16.2% to 18.2%
? Terminal growth range: (1.0%) to 1.0%
(US$ millions)2008A2009E2010E2011E2012E2013ERevenues268.2208.3209.9215.2220.5218.5EBITDA60.940.943.248.55 0.647.9Capital Expenditures(2.4)(2.5)(2.5)(2.5)Cash Taxes(2.1)(2.2)(7.1)(6.7)Changes in Working Capital(0.1)(0.3)(0.3)(0.1)Unlevered Free Cash Flow38.743.540.738.6Terminal Growth RateWACC(1.0%)(0.5%)0.0%0.5%1.0%16.2%$3.97$4.03$4.09$4.16$4.2316.7%$3.83$3.89$3.94$4.01$4.0717.2%$3. 70$3.75$3.80$3.86$3.9217.7%$3.57$3.62$3.67$3.72$3.7818.2%$3.45$3.50$3.54$3.59$3.64

Strictly Private and Confidential 23 DCF — WinZip Going-Concern Case
DCF Sensitivity DCF Per Share Free Cash Flow Forecast Observations
? WinZip forecast period: Perpetuity ? WinZip incremental R&D investment: 10% of revenue to drive new product development ? WACC: 17.2% (Residual Corel), 19.2% (WinZip) ? Terminal growth rate: 0.0% ? Implied TEV/EBITDA multiple in terminal year:? WinZip: 4.3x ? Residual Corel: 4.4x
? WinZip Going-Concern case results in a DCF value of $3.78 to $4.73 per share? WACC range: 16.2% to 18.2% (Residual Corel), 18.2% to 20.2% (WinZip)
? Terminal growth range: (1.0%) to 1.0%
(US$ millions)2008A2009E2010E2011E2012E2013ERevenues268.2208.3209.9214.8219.8221.2EBITDA60.940.939.444.44 6.245.9Capital Expenditures(2.4)(2.5)(2.5)(2.5)Cash Taxes(1.9)(2.1)(6.5)(6.5)Changes in Working Capital(0.1)(0.3)(0.3)(0.1)Unlevered Free Cash Flow34.939.536.836.8WinZipRes CorelTerminal Growth RateWACCWACC(1.0%)(0.5%)0.0%0.5%1.0%18.2%16.2%$4.47$4.53$4.59$4.66$4.7318.7%16.7%$4.29$4.34$4.40$4.4 6$4.5219.2%17.2%$4.11$4.16$4.21$4.27$4.3219.7%17.7%$3.94$3.98$4.03$4.09$4.1420.2%18.2%$3.78$3.82$3.8 7$3.91$3.97

A. Additional Financial Detail

Weighted Average Cost of Capital

WACC	
Cost of Debt	
Risk free rate[1]	3.93%
Borrowing spread[2]	5.22%
Pre-tax cost of debt	9.15%
Tax rate	30.00%
After tax cost of debt	6.40%
Cost of Equity	
Risk free rate[1]	3.93%
Equity risk premium[3]	6.50%
Unlevered beta	1.30
Levered beta[4]	1.53
Size Premium[5]	6.03%
After tax cost of equity	19.91%
Optimal Capital Structure	20% debt
WACC Calculated from Above	**17.21%**

1 Average of 10 year and 30 year US government bond yields (Bloomberg)
2 Average of B-rated and BB-rated corporate bond yield spreads
3 Source: 2009 Ibbotson Risk Premia Over Time Report (Morningstar)
4 Assuming debt/equity ratio of 0.25x
5 Source: 2009 Ibbotson Risk Premia Over Time Report (Morningstar)

Strictly Private and Confidential 25 Genuity

Strictly Private and Confidential 26 Takeover Premiums40%70%56%56%47%39%42%Q1 2008Q2 2008Q3 2008Q4 2008Q1 2009Q2 2009Q3 2009 44 62 54 25 31 41 37 S&P 500 Index
Takeover Premiums1
1 All M&A transactions over US$20 million; excludes real estate and financial industry transactions, excludes premiums over 200%; based on premium to prior day closing price
Source: Capital IQ32%29%31%200520062007 221 270 319 Average: 30% Year # Deals

Going Private Bid Premiums

Canadian Insider Transactions – Bid Premiums



100%
80%
60%
40%
20%
0%
(20%)
1-day premium
4-week premium
4 Week Average: 26%
1-Day Average: 21%
Clublink Corp
Northbridge Financial Corp.
Teknion Corporation
Cunningham Lindsey Group
FUN Technologies
Nurun Inc.
Sobeys
St. Lawrence Cement Group
Sears Canada
Shell Canada
Bell Nordiq Income Fund
Falconbridge
Thyssenkrupp Budd Canada Inc.
Rogers Wireless Communications
Decoma International
Inter Automotive
Cara Operations Ltd
Dupont Canada
Gulf Indonesia Resources Ltd
Trilon Financial Corp
Cominco Ltd
Bentall Corporation
Desjardins Financial Corp Inc
BPO Properties Ltd
Canadian Satellite Comm.
Perkins Papers Ltd.
Rolland Inc
Paperboard Industries International
Cambridge Shopping Centres
Monarch Development Corp
Quebectel Group Inc
BCE Mobile Communications Inc
Celanese Canada Inc
Southam Inc.
Meridian Technologies Inc
Global Equity Corp
Great Pacific Enterprises
Spruce Falls Acquisition CP

Final Offer as % of Mid-Point Range



57%
99%
152%

Strictly Private and Confidential

27

Genuity